SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                 AMENDMENT NO. 1
                                       TO
                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (D)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported) November 3, 1999


                             JAWS TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


NEVADA
(State  or  other  jurisdiction  of  incorporation  or  organization)


7371 . . . . . . . . . .                            98-0167013
(Commission File Number)  (IRS Employer Identification Number)



                           1013 17TH AVENUE SW T2T 0A7
                             CALGARY, ALBERTA CANADA
                    (Address of principal executive offices)

                                 (403) 508-5055
              (Registrant's telephone number, including area code)







ITEM  2.  ACQUISITION  OR  DISPOSITION  OF  ASSETS
--------------------------------------------------

     On November 3, 1999, JAWS Technologies Inc., a Nevada corporation (the "Company"), entered into an agreement, the effect of which was that the Company acquired all of the issued and outstanding common shares of the capital stock of Pace Systems Group Inc., an Ontario Corporation ("Pace") from all the shareholders of Pace (the "Sellers"). The consideration to be paid by the Company to the Sellers for the transaction was determined on an arms-length basis through negotiations between the Sellers, the Company and their respective advisors. The consideration to be paid by the Company is a maximum issuance of 1,731,932 common shares of the capital stock of the Company, valued at $1.70 USD per share, to be released over the next two years. The consideration was determined by using an evaluation method of 2.29 times the gross revenues of Pace resulting in a purchase price of approximately $2,944,284 USD. When determining the purchase price for Pace, the Company considered the value of all the assets of Pace including: physical assets as reported in the audited financials dated July 31, 1999, historical revenues, customer lists and all other assets including leases and goodwill. Additionally the value of the key employees of Pace was considered to be an integral part of the goodwill and value of Pace. The terms of the purchase, as described in the Share Purchase Agreement, as amended, include performance revenue targets and also include the employment of Peter Labrinos, James Wang, Aidan O'Brien and Joseph Iuso.

     The Pace assets were acquired indirectly from the Sellers: Peter Labrinos, President of Pace Systems, James Wang, Aidan O'Brien, Joseph Iuso, Vasiliki Labrinos, Panagiotis Labrinos, Cindy Wang, Joseph T. Lee and Mam Ling Wang.

     Prior to the transactions described above, there was no material relationship between the Sellers or any other officers, directors or shareholders and the Company or any of its affiliates, any director or officer of the Company or any associate of any such director or officer.

ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS
----------------------------------------------

   Financial  Statements

     (a) Audited financial statements for Pace at July 31, 1999 and 1998 (filed herewith).

     (b) JAWS' third quarter financials ending September 30, 1999 (filed herewith).

     (c)     Financial  Data  Schedule  (filed  herewith).

     (d)     Pro  forma  unaudited  financial  statements  (filed  herewith).

     (e)     Consent  of  Ernst & Young LLP for JAWS financials (not applicable)

     (f)     Consent  of  Ernst & Young LLP for Pace financials (not applicable)

   Exhibits

(All  Exhibits  were  previously  filed  in  the  original  8-K  Current Report)

     Exhibit  A  -  Share Purchase Agreement dated November 3, 1999 between JAWS
Technologies  Inc.  and  the  Shareholders  of  Pace  Systems  Group  Inc.

     Exhibit B - Amending Agreement dated November 3, 1999 between JAWS Technologies, Vendors (as defined in the agreement) and Pace Systems Group Inc.

     Exhibit  C  -  Escrow  Agreement  dated  November  3,  1999  between  JAWS
Technologies  Inc.  and  Pace  Systems  Group  Inc.

     Exhibit  D  -  Support  Agreement  dated  November  3,  1999  between  JAWS
Technologies  Inc.  and  Pace  Systems  Group  Inc.

     Exhibit E - Voting Exchange Trust Agreement dated November 3, 1999 between JAWS Technologies Inc. and Pace Systems Group Inc.

     Exhibit F - Terms and Conditions of JAWS Technologies Inc. Preferred Voting Stock

     Exhibit  G  -  Exchangeable  Share  Provision

     Exhibit  H  -  Press  Release  dated  November  2,  1999



                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     JAWS  TECHNOLOGIES,  INC.



     By:/s/Robert  J.  Kubbernus
        ------------------------
              Robert  J.  Kubbernus,  President


Date:  November  15,  1999

                                      F - 3
                          INDEPENDENT AUDITORS' REPORT




To  the  Director
PACE  SYSTEMS  GROUP

We have audited the accompanying balance sheets of PACE SYSTEMS GROUP as at July 31, 1999 and 1998 and the related statements of income (loss) and comprehensive income (loss) and deficit and cash flows for the years ended July 31, 1999 and 1998. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Corporation as at July 31, 1999 and July 31, 1998 and the results of its operations and its cash flows for the years ended July 31, 1999 and 1998, in conformity with accounting principles generally accepted in the United States.




Toronto,  Canada,
October  1,  1999.     Chartered  Accountants

PACE  SYSTEMS  GROUP


                                 BALANCE SHEETS
                   [all amounts are expressed in Cdn. dollars]



As at July 31


                                              1999       1998
  $. . . . . . . . . . . . . . . . . . .  $

ASSETS
CURRENT
Cash . . . . . . . . . . . . . . . . . .    12,734    236,125
Accounts receivable. . . . . . . . . . .   350,831    193,813
Income taxes recoverable . . . . . . . .         -      2,238
TOTAL CURRENT ASSETS . . . . . . . . . .   363,565    432,176
----------------------------------------
Fixed assets, net [note 2] . . . . . . .     9,870      6,129
----------------------------------------
                                           373,435    438,305

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
CURRENT
Accounts payable and accrued liabilities   129,045    542,501
Due to related parties [note 4]. . . . .   262,854        605
TOTAL CURRENT LIABILITIES. . . . . . . .   391,899    543,106
----------------------------------------
Commitment [note 6]

STOCKHOLDERS' DEFICIENCY
Authorized - 100 common shares
Issued
100 common shares at $1 [note 3] . . . .       100        100
Deficit. . . . . . . . . . . . . . . . .   (18,564)  (104,901)
TOTAL STOCKHOLDERS' DEFICIENCY . . . . .   (18,464)  (104,801)
----------------------------------------
                                           373,435    438,305



See  accompanying  notes

On  behalf  of  the  Board:


     Director     Director

PACE  SYSTEMS  GROUP



                             STATEMENTS OF INCOME (LOSS) AND
                         COMPHRENSIVE INCOME (LOSS) AND DEFICIT
                       [all amounts are expressed in Cdn. dollars]



Year ended July 31




                                                                       1999        1998
  $ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $

REVENUE
Consulting fees . . . . . . . . . . . . . . . . . . . . . . . .   1,901,187   1,626,094
Subcontracting [note 4] . . . . . . . . . . . . . . . . . . . .   1,580,883   1,604,394
GROSS PROFIT. . . . . . . . . . . . . . . . . . . . . . . . . .     320,354      21,700
---------------------------------------------------------------

General and administrative. . . . . . . . . . . . . . . . . . .     232,198     116,392
Depreciation. . . . . . . . . . . . . . . . . . . . . . . . . .       1,819       1,599
                                                                    234,017     117,991
NET INCOME (LOSS) AND COMPREHENSIVE  INCOME (LOSS) FOR THE YEAR      86,337     (96,291)

Deficit, beginning of year. . . . . . . . . . . . . . . . . . .    (104,901)     (8,610)
---------------------------------------------------------------
DEFICIT, END OF YEAR. . . . . . . . . . . . . . . . . . . . . .     (18,564)   (104,901)
---------------------------------------------------------------



See  accompanying  notes

PACE  SYSTEMS  GROUP


                            STATEMENTS OF CASH FLOWS
                   [all amounts are expressed in Cdn. dollars]



Year  ended  July  31




     1999     1998
     $     $

OPERATING  ACTIVITIES
Net  income  (loss)  for  the  year     86,337     (96,291)
Adjustments  to  reconcile  loss  to  cash  flows  used
     in  operating  activities:
Depreciation     1,819     1,599
Net  change  in  non-cash  working  capital  balances
related  to  operations  [note  11]     (568,236)     69,284
CASH  USED  IN  OPERATING  ACTIVITIES     (480,080)     (25,408)
-------------------------------------

INVESTING  ACTIVITIES
Purchase  of  fixed  assets     (5,560)     -
CASH  USED  IN  INVESTING  ACTIVITIES     (5,560)     -
-------------------------------------

FINANCING  ACTIVITIES
Due  to  related  parties     262,249     (2,010)
CASH  PROVIDED  BY  (USED  IN)  FINANCING  ACTIVITIES     262,249     (2,010)
-----------------------------------------------------

NET  DECREASE  IN  CASH  DURING  THE  YEAR     (223,391)     (27,418)
Cash,  beginning  of  year     236,125     263,543
--------------------------
CASH,  END  OF  YEAR     12,734     236,125
--------------------



See  accompanying  notes

                                     F - 27
PACE  SYSTEMS  GROUP

                          NOTES TO FINANCIAL STATEMENTS

1.  SIGNIFICANT  ACCOUNTING  POLICES

Pace Systems Group [the "Corporation"] was incorporated in 1986 under the laws of Ontario. The Corporation's purpose is providing consulting services to companies relating to information systems.

The accompanying financial statements reflect all adjustments which are in the opinion of management, necessary to reflect a fair presentation for the periods being presented.

These financial statements have, in management's opinion, been properly prepared in accordance with accounting principles generally accepted in the United States. The more significant accounting policies are summarized below:

REVENUE  RECOGNITION

Consulting  fees  are  recognized  when  the  service  is  rendered  or  earned.

USE  OF  ESTIMATES

Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which would affect the amount of recorded assets, liabilities, revenue and expenses. Actual amounts could differ from these estimates.

FIXED  ASSETS

Fixed assets are recorded at cost less accumulated depreciation. Depreciation is provided on a declining balance basis at rates which are designed to amortize the cost of the assets over their estimated useful lives as follows.

Furniture  and  fixtures     20%
Computer  hardware     30%

INCOME  TAXES

The Corporation accounts for deferred income tax based on the liability method. Under the liability method, deferred income taxes are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases measured using the substantially enacted tax rates and laws that will be in effect when the differences areas reflected reverse.


FOREIGN  CURRENCY  TRANSLATION

Monetary assets and liabilities denominated in foreign currencies are translated into Canadian dollars at the rates of exchange prevailing at the balance sheet date. Non-monetary assets and liabilities denominated in foreign currencies are translated into Canadian dollars at historic rates. Revenue and expenses denominated in foreign currencies are translated into Canadian dollars at the prevailing rates at the transaction dates. Exchange gains and losses are included in income.

CASH

Cash  comprises  of  cash  on  hand  and  balances  with  banks.

2.  FIXED  ASSETS



Fixed assets consist of the following:
                                                 1999
                                        -------------
    ACCUMULATED. . . . . . . . . . . .  NET BOOK
  COST . . . . . . . . . . . . . . . .  DEPRECIATION   VALUE
  $. . . . . . . . . . . . . . . . . .  $              $

Furniture and fixtures . . . . . . . .         67,949   58,340  9,609
Computer hardware. . . . . . . . . . .          1,279    1,018    261
--------------------------------------
                                               69,228   59,358  9,870

                                                 1998
                                        -------------
    ACCUMULATED. . . . . . . . . . . .  NET BOOK
  COST . . . . . . . . . . . . . . . .  DEPRECIATION   VALUE
  $. . . . . . . . . . . . . . . . . .  $              $

Furniture and fixtures . . . . . . . .         62,388   56,632  5,756
Computer hardware. . . . . . . . . . .          1,279      906    373
--------------------------------------
                                               63,667   57,538  6,129



3.  SHARE  CAPITAL



Share capital consists of the following:
                                           1999  1998
  $. . . . . . . . . . . . . . . . . . .  $

AUTHORIZED
Limited to 100 common shares

ISSUED
100 common shares. . . . . . . . . . . .    100   100
----------------------------------------



On August 20, 1999, the Articles of Incorporation were amended to change the amount of authorized common shares to unlimited.

4.  RELATED  PARTY  TRANSACTIONS


As at July 31, the Corporation has outstanding account balances with its shareholder and related parties as follows:


                                            1999  1998
  $. . . . . . . . . . . . . . . . . .  $

1322669 Ontario Inc. . . . . . . . . .   262,395     -
Shareholder. . . . . . . . . . . . . .       459   605
--------------------------------------
DUE TO SHAREHOLDER AND RELATED PARTIES   262,854   605
--------------------------------------



The amount due to the shareholder is unsecured, non-interest bearing and is due on demand.
1322669  is  wholly  owned  by  the  Corporation's  sole  shareholder.
During the year, the Corporation incurred expenses with related parties which are $369,645.


Included in sub-contractor expenses are amounts incurred with related parties as follows:


                          1999    1998
  $. . . . . . . . .  $

PAID TO
1322669 Ontario Inc.   413,050       -
Shareholder's spouse     9,800  49,346
--------------------
                       422,850  49,346



5.  INCOME  TAXES

The income tax benefit differs from the amount computed by applying the Canadian federal\ statutory tax rates to the income (loss) before income taxes for the following reasons:


                                                  1999      1998
  $. . . . . . . . . . . . . . . . . . . . .  $
                                                  (22%)     (22%)

Income tax (benefit) at Cdn. Statutory rate.    19,000   (22,000)
Increase (decrease) in taxes resulting from:
Deferred tax asset valuation allowance . . .         -    22,000
Tax benefit of loss Carryforwards. . . . . .   (19,000)        -
--------------------------------------------
                                                     -         -



Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The components of the Company's deferred tax assets are as follows:


                                         1999     1998
  $. . . . . . . . . . . . . . . . . .  $

Deferred tax assets (liabilities):
Tax benefit of loss Carryforwards. . .      -   22,000
--------------------------------------
Deferred tax assets net of liabilities      -   22,000
--------------------------------------
Valuation allowance. . . . . . . . . .      -  (22,000)
--------------------------------------  -----  --------
Net deferred tax assets. . . . . . . .      -        -


The Company has provided a valuation allowance for the full amount of deferred tax assets in light of its history of operating losses.

6.  COMMITMENT


The Corporation is committed to the following future minimum annual lease payments for leasing office space:



       $

2000.    74,476
2001.    74,476
2002.    43,445
-----
Total   192,397
-----



Under the operating leases for office space, the Corporation is also required to pay for operating expenses. These amounts vary from year to year dependent upon usage and are, therefore, not included in the future minimum annual lease payments shown above.

7.  SEGMENTED  INFORMATION

The Company's activities are conducted in one operating segment with all activities relating to development and sale of encryption software. To date, all the activities have occurred in Canada, the United States and Europe.

8.  FINANCIAL  INSTRUMENTS

Financial instruments comprising cash, accounts receivable, accounts payable and accrued liabilities, approximate their fair value. It is management's opinion that the Company is not exposed to significant currency or credit risks arising from these financial instruments.

9.  CREDIT  RISKS

Accounts receivable are subject to concentration of credit risk. As at the year end 43% of accounts receivable is outstanding with two customers.

10.  RECENT  PRONOUNCEMENTS

In June, 1998, the FASB issued SFAS No. 133, "Accounting for Derivatives and Hedging Activities", the implementation of which has been delayed one year. The Company does not acquire derivatives or engage in hedging activities.

11.  CONSOLIDATED  STATEMENT  OF  CASH  FLOWS


The net change in non-cash working capital balances related to operations consists of the following:


                                               1999       1998
  $. . . . . . . . . . . . . . . . . . .  $

Accounts receivable. . . . . . . . . . .   (157,018)  (172,608)
Income taxes recoverable . . . . . . . .      2,238     (2,238)
Accounts payable and accrued liabilities   (413,456)   246,368
Income taxes payable . . . . . . . . . .          -     (2,238)
----------------------------------------
Change relating to operating activities.   (568,236)    69,284
----------------------------------------




12.  ECONOMIC  DEPENDENCE

Approximately 29% of the Corporation's sales were made to two customers. These customers accounted for 24% of the Corporation's accounts receivable balance at year end.

Approximately 31% of the Corporation's subcontracting expenses were provided by two vendors. These vendors accounted for 23% of the Corporation's accounts payable balance at year end.

13.  SUBSEQUENT  EVENTS

In October 1999, the Corporation's sole shareholder agreed to sell all of the Corporation's issued shares to Jaws Technologies Inc. The Corporation has been dealing with Jaws Technologies Inc. as a customer in the ordinary course of business during 1999.

JAWS  TECHNOLOGIES,  INC.



                                  CONSOLIDATED BALANCE SHEETS
                          (all amounts are expressed in U.S. dollars)
                              (see basis of presentation - note 1)

                           SEPTEMBER 30,     DECEMBER 31,     DECEMBER 31,

                                                              1999          1998        1997
  $. . . . . . . . . . . . . . . . . . . . . . . . . . .  $             $
--------------------------------------------------------  ------------  ------------

  (unaudited)
ASSETS
CURRENT
Cash . . . . . . . . . . . . . . . . . . . . . . . . . .      664,428        33,732        111
Term deposits  [note 4]. . . . . . . . . . . . . . . . .       27,000             -          -
Accounts receivable. . . . . . . . . . . . . . . . . . .      421,138         7,243          -
Due from related parties [note 7]. . . . . . . . . . . .            -        13,118          -
Prepaid expenses and deposits. . . . . . . . . . . . . .       86,828       140,456      7,500
                                                            1,199,394       194,549      7,611
Fixed assets, net of $82,292 (December 31, 1998 -
13,461; December 31, 1997 - $1,160) accumulated
 depreciation [note 5] . . . . . . . . . . . . . . . . .      498,004        78,830      2,320
                                                            1,697,398       273,379      9,931

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
CURRENT
Accounts payable and accrued liabilities . . . . . . . .      897,947       428,600     32,976
Current portion of capital lease obligations payable
[note 12]. . . . . . . . . . . . . . . . . . . . . . . .       14,119             -          -
Due to related parties [note 7]. . . . . . . . . . . . .      196,258       197,115          -
Due to stockholders [note 7] . . . . . . . . . . . . . .        2,044        74,717     78,159
                                                            1,110,368       700,432    111,135

Capital lease obligations payable [note 12]. . . . . . .       66,989             -          -
Convertible debentures [note 8]. . . . . . . . . . . . .    1,091,348       146,606          -
                                                            1,158,337       146,606     78,159

COMMITMENTS AND CONTINGENCIES[NOTE 10]
STOCKHOLDERS' DEFICIENCY
Authorized
 95,000,000 common shares at $0.001 par value
        5,000,000 preferred shares at $0.001 par value
Common stock issued and paid-up [note 6] . . . . . . . .       15,114        10,612      4,000
Capital in excess of par value . . . . . . . . . . . . .    5,369,891     2,212,153     31,650
Contributed surplus. . . . . . . . . . . . . . . . . . .    1,241,607       425,559          -
Cumulative translation adjustment. . . . . . . . . . . .     (145,643)       (8,842)         -
Deficit. . . . . . . . . . . . . . . . . . . . . . . . .   (7,052,276)   (3,213,141)  (136,854)
                                                             (571,307)     (573,659)  (101,204)
                                                          ------------  ------------  ---------
                                                            1,697,398       273,379      9,931
                                                          ------------  ------------  ---------



See  accompanying  notes

On  behalf  of  the  Board:
                    Director               Director

JAWS  TECHNOLOGIES,  INC.



               CONSOLIDATED STATEMENTS OF LOSS AND DEFICIT AND COMPREHENSIVE LOSS
                          (all amounts are expressed in U.S. dollars)



                                                  PERIOD FROM
                                                 INCORPORATION
                                                JANUARY 27, TO
                         NINE MONTHS ENDED     YEAR ENDED      DECEMBER 31,

                                       SEPTEMBER 30,    DECEMBER 31,
                                      ---------------  --------------
                                           1999             1998           1998         1997
                                      ---------------  --------------  ------------
                                            $               $              $

  (unaudited)

REVENUE [note 7] . . . . . . . . . .         372,630          28,440        29,068           -

EXPENSES [NOTE 7]
Accounting and legal . . . . . . . .         246,909         105,372       186,128      69,952
Advertising and promotion. . . . . .         234,398         194,764       218,574      35,000
Consulting . . . . . . . . . . . . .         438,655         685,375       514,894      30,731
Depreciation and amortization. . . .          67,462           8,877        14,041         580
Directors' fees. . . . . . . . . . .          97,501               -        33,333           -
Management fees. . . . . . . . . . .         147,036               -             -           -
Amortization of deferred financing
fees [note 8]. . . . . . . . . . . .          75,601               -         5,158           -
Foreign exchange loss. . . . . . . .          10,248               -          (431)          -
Non cash interest expense [note 8] .         833,115               -       381,688           -
Interest expense and bank charges. .           6,197               -         2,869           -
Investor relations . . . . . . . . .         100,255               -       258,016           -
Office and administration. . . . . .         110,638               -        83,143           -
Other. . . . . . . . . . . . . . . .         291,420          76,649        52,928         591
Rent . . . . . . . . . . . . . . . .         180,840          13,523        29,637           -
Sub-contracting costs. . . . . . . .         337,712               -             -           -
Travel . . . . . . . . . . . . . . .         281,643         120,342       132,646           -
Wages and employee benefits. . . . .         752,135         124,599       283,728           -
Software development costs
 [note 3]. . . . . . . . . . . . . .               -         909,003       909,003           -
                                           4,211,765       2,238,504     3,105,355     136,854
LOSS FOR THE PERIOD [NOTE 10]. . . .      (3,839,135)     (2,210,064)   (3,076,287)   (136,854)
------------------------------------  ---------------  --------------  ------------  ----------
OTHER COMPREHENSIVE LOSS
Foreign currency translation
adjustment . . . . . . . . . . . . .        (136,801)        (29,847)       (8,842)          -
COMPREHENSIVE LOSS . . . . . . . . .      (3,975,936)     (2,239,911)   (3,085,129)   (136,854)

DEFICIT, BEGINNING OF PERIOD . . . .      (3,213,141)       (136,854)     (136,854)          -
LOSS FOR THE PERIOD. . . . . . . . .      (3,839,135)     (2,210,064)   (3,076,287)   (136,854)
DEFICIT, END OF PERIOD . . . . . . .      (7,052,276)     (2,346,918)   (3,213,141)   (136,854)

Loss per common share [note 9] . . .           (0.30)          (0.31)        (0.42)      (0.03)
Weighted average number of shares
outstanding. . . . . . . . . . . . .      12,837,302       7,101,869     7,405,421   4,000,000



See  accompanying  notes

JAWS  TECHNOLOGIES,  INC.


                           CONSOLIDATED STATEMENT OF CHANGES IN
                                   STOCKHOLDERS' EQUITY
                       (all amounts are expressed in U.S. dollars)

                                       CAPITAL IN
                                       -----------
                                           PAR      EXCESS OF    CONTRIBUTED
                                         SHARES       VALUE       PAR VALUE     SURPLUS
                                            $           $             $

BALANCE, JANUARY 27, 1997
Issuance of common stock for cash . .    4,000,000       4,000        56,000      60,000
Less share issue costs. . . . . . . .            -           -       (24,350)    (24,350)
BALANCE, DECEMBER 31, 1997. . . . . .    4,000,000       4,000        31,650           -
-------------------------------------  -----------  ----------  -------------  ----------
Issuance of common stock for
services [note 6] . . . . . . . . . .      400,000         400       199,600           -
-------------------------------------  -----------  ----------  -------------  ----------
Issuance of common stock on
acquisition of subsidiary [note 4]. .    1,500,000       1,500       838,248           -
Issuance of common stock for cash . .    2,800,000       2,800     1,017,200           -
Warrants issued with issuance of
convertible debentures [note 8] . . .            -           -             -     342,857
Equity component of convertible
debentures [note 8] . . . . . . . . .            -           -             -     118,462
Equity component of financing fees
[note 8]. . . . . . . . . . . . . . .            -           -             -     (11,760)
Equity component of financing fees
[note 8]. . . . . . . . . . . . . . .            -           -             -     (24,000)
Issue of common stock upon
conversion of convertible debentures
[note 8]. . . . . . . . . . . . . . .    1,912,317       1,912       211,886           -
Financing fee associated with
converted debentures [note 8] . . . .            -           -       (21,117)          -
Share issue costs . . . . . . . . . .            -           -       (65,314)
BALANCE, DECEMBER 31, 1998. . . . . .   10,612,317      10,612     2,212,153     425,559
(UNAUDITED)
-------------------------------------
Issuance of common stock for cash . .      317,188         317       101,183           -
Equity component of convertible
debentures [note 8] . . . . . . . . .            -           -             -     424,575
Equity component of financing fees
[note 8]. . . . . . . . . . . . . . .            -           -             -     (14,000)
Issuance of common stock for cash . .    4,044,761       4,044     2,867,756           -
Equity component of convertible
debenture [note8] . . . . . . . . . .            -           -             -     193,292
Equity component of financing fee
[note 8]. . . . . . . . . . . . . . .            -           -             -     (19,329)
Warrants issued with issuance of
convertible debentures [note 8] . . .            -           -             -     341,538
Equity component of financing fee
[note 8]. . . . . . . . . . . . . . .            -           -             -    (110,028)
Issuance of common stock in
settlement of trade payable . . . . .      141,000         141       188,799           -
BALANCE, SEPTEMBER 30, 1999 . . . . .   15,115,266      15,114     5,369,891   1,241,607



See  accompanying  notes

JAWS  TECHNOLOGIES,  INC.



                               CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (all amounts are expressed in U.S. dollars)

                                                    PERIOD FROM
                                                   INCORPORATION
                                                  JANUARY 27, TO
                           NINE MONTHS ENDED     YEAR ENDED      DECEMBER 31,

                                            SEPTEMBER 30,    DECEMBER 31,
                                           ---------------  --------------
                                                1999             1998           1998        1997
                                           ---------------  --------------  ------------
                                                 $               $              $
  (unaudited)
-----------------------------------------
CASH FLOWS USED IN OPERATING ACTIVITIES
Loss for the period . . . . . . . . . . .      (3,839,135)     (2,210,064)   (3,076,287)  (136,854)
Adjustments to reconcile loss to cash
flows used in operating activities:
Consulting expense not involving the
payment of cash [note 6]. . . . . . . . .               -         200,000       200,000          -
Depreciation and amortization . . . . . .          67,462           8,877        14,041        580
Amortization of deferred financing
fees. . . . . . . . . . . . . . . . . . .          75,601               -         5,158          -
Software development costs. . . . . . . .               -         909,189       909,003          -
Non-cash interest expense on warrants . .               -               -       257,143          -
Non-cash interest expense on
convertible debentures. . . . . . . . . .         755,792               -       118,462          -
Non-cash interest expense on
convertible debenture conversion and
 accrued interest . . . . . . . . . . . .          77,323               -         6,083          -
Changes in non-cash working capital
balances [note 13]. . . . . . . . . . . .         121,341         364,410       439,422     25,476
                                               (2,741,731)       (727,588)   (1,126,975)  (110,798)

CASH FLOWS USED IN INVESTING ACTIVITIES
Purchase of fixed assets. . . . . . . . .        (542,329)       (134,474)     (115,584)    (2,900)
Purchase of term deposits [note 4]. . . .         (27,000)              -             -          -
                                                 (569,329)       (134,474)     (115,584)    (2,900)
                                           ---------------  --------------  ------------  ---------

CASH FLOWS GENERATED BY (USED IN)
FINANCING ACTIVITIES
Proceeds from the issuance of common
stock, net of issue costs . . . . . . . .       3,024,314         954,686       954,686     35,650
Repayment of stockholder advances . . . .         (72,673)       (117,044)      (78,159)    78,159
Proceeds from stockholder advances. . . .               -          24,309        20,273          -
Proceeds on issue of convertible
debenture . . . . . . . . . . . . . . . .       1,100,000               -       420,000          -
Financing fees on issue of convertible
debenture . . . . . . . . . . . . . . . .        (110,000)              -       (42,000)         -
                                                3,941,641         861,951     1,274,800    113,809
                                           ---------------  --------------  ------------  ---------

INCREASE (DECREASE) IN CASH . . . . . . .         630,696            (111)       32,241        111
Cash acquired on acquisition of
subsidiary. . . . . . . . . . . . . . . .               -               -         1,380          -
Cash, beginning of period . . . . . . . .          33,732             111           111          -
CASH, END OF PERIOD . . . . . . . . . . .         664,428               -        33,732        111



See  accompanying  notes

                                      F - 1
JAWS  TECHNOLGOIES,  INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1.     BASIS  OF  PRESENTATION
Jaws Technologies, Inc., (the "Company") was incorporated on January 27, 1997 under the laws of the State of Nevada as "E-Biz" Solutions, Inc. On March 27, 1998, "E-Biz" Solutions, Inc. changed its name to Jaws Technologies, Inc. The business purpose is developing and selling encryption software. These activities are carried out through the Company's wholly owned Canadian subsidiary.
The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements, the Company has a working capital deficiency of $505,883 at December 31, 1998, a deficit of $3,213,141 at December 31, 1998 and $7,052,276 as at
September 30, 1999 and net operating cash outflows of $2,741,731 for the nine month period ended September 30, 1999. Although it has a positive working capital balance of $89,026 at September 30, 1999, the Company's continuation as a going concern is dependent on its ability to generate sufficient cash flow, to meet its obligations on a timely basis, to obtain additional financing as may be required, and ultimately to attain successful operations. However, no assurance can be given at this time as to whether the Company will achieve any of these conditions. These factors, among others, raise substantial doubt about the
Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern for a reasonable period of time.
Management believes that additional funding will be required to finance expected operations until a market has been developed for the Company's software. Management intends to seek additional financing through future private or public offerings of stock and through the exercise of stock options.
The accompanying financial statements reflect all adjustments which are, in the opinion of management, necessary to reflect a fair presentation for the periods being presented.
2.     SIGNIFICANT  ACCOUNTING  POLICIES
The financial statements have, in management's opinion, been properly prepared in accordance with accounting principles generally accepted in the United States.
USE  OF  ESTIMATES
Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which would affect the amount of recorded assets, liabilities, revenues and expenses. Actual amounts could differ from these estimates.
CONSOLIDATION
The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Jaws Technologies, Inc., an Alberta, Canada corporation ("Jaws Alberta"), and Jaws Technologies (Ontario) Inc. an Ontario Canada corporation ("Jaws Ontario"), after elimination of intercompany accounts and transactions.
FIXED  ASSETS
Fixed assets are recorded at cost and are depreciated at the following annual rates which are designed to amortize the cost of the assets over their estimated useful lives.
     Furniture  and  fixtures     -  20%  diminishing  balance
     Computer  hardware     -  33%  straight  line
     Computer  software  for  internal  use     -  33%  straight  line
     Leasehold  improvements     -  20%  straight  line
SOFTWARE  DEVELOPMENT
Software development costs are expensed when technological feasibility has not yet been established. Subsequent to establishing technological feasibility, such costs are capitalized until the commencement of commercial sales. FINANCING FEES
Financing fees associated with that portion of the 10% convertible debentures classified as debt are deferred and amortized over the life of the debentures. Financing fees associated with that portion of the convertible debentures classified as contributed surplus is charged to that account. The pro rata portion of financing fees associated with converted debentures is charged to share capital in excess of par value.
REVENUE  RECOGNITION
Revenue from selling encryption software is recognized when the software is delivered. Consulting fees are recognized when the services are rendered or earned.
ADVERTISING
Advertising  costs  are  expensed  as  incurred.
INCOME  TAXES
The Company follows the liability method of accounting for the tax effect of temporary differences between the carrying amount and the tax basis of the company's assets and liabilities. Temporary differences arise when the realization of an asset or the settlement of a liability would give rise to either an increase or decrease in the Company's income taxes payable for the year or later period. Deferred income taxes are recorded at the income tax rates that are expected to apply when the deferred tax liability is settled or the deferred tax asset is realized. When necessary, valuation allowances are established to reduce deferred income tax assets to the amount expected to be realized. Income tax expense is the tax payable for the period and the change during the period in deferred income tax assets and liabilities. FOREIGN CURRENCY TRANSLATION
The functional currency of the Company's subsidiaries is the Canadian dollar. Accordingly, assets and liabilities of the subsidiaries are translated at the year-end exchange rate and revenues and expenses are translated at average exchange rates. Gains and losses arising from the translation of the financial statements of the subsidiaries are recorded in a "Cumulative Translation Adjustment" account in stockholders' equity.
LOSS  PER  COMMON  SHARE
The loss per common share has been calculated based on the weighted average number of common shares outstanding during the period. Diluted earnings per share, assuming all warrants, options and conversion features were exercised, does not differ from basic earnings per share.
STOCK  OPTIONS
The Company applies the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations in accounting for its stock option plans. Accordingly, no compensation cost is recognized in the accounts as options are granted with an exercise price that approximates the prevailing market price.
PRIOR  YEAR  AMOUNTS
Certain prior year amounts have been reclassified to conform to the presentation adopted in 1999.
3.     ACQUISITION
On February 10, 1998 the Company issued 1,500,000 restricted common shares, as well as options to purchase 400,000 shares of its restricted common stock at $0.50 per share in exchange for all of the outstanding common stock of Jaws Alberta. The options issued in connection with the acquisition have been ascribed no value. Jaws Alberta was a development stage company which at the time of acquisition was in the process of creating a new encryption software product. The acquisition has been accounted for by the purchase method.

The purchase price, and thereby the amounts allocated to software and the shares issued, net of other assets and liabilities acquired, was determined based on estimates by management as to the replacement cost for the encryption software development which had been incurred by Jaws Alberta prior to the acquisition date. The purchase price has been allocated to the net assets acquired based on their estimated fair values as follows:

                                          $
                                      ---------

Net assets acquired
Non-cash working capital . . . . . .    (5,087)
Software under development . . . . .   909,003
Fixed assets . . . . . . . . . . . .     2,891
Due to stockholders. . . . . . . . .   (54,443)
Net assets acquired, excluding cash.   852,364
------------------------------------  ---------
Acquisition costs. . . . . . . . . .   (13,996)
Cash acquired. . . . . . . . . . . .     1,380
Net assets acquired for common stock   839,748


The amount allocated to software under development relates to encryption software and its related algorithms, including the "L5" software. This software, at the time of purchase, was not completely developed, tested or otherwise available for sale and therefore has been immediately expensed in the accompanying consolidated statements of loss and deficit. Coding and testing activities for this software were completed on July 31, 1998.
The operating results of the acquired company are included in the consolidated statements of loss, deficit and comprehensive loss from the date of acquisition. Pro forma loss and pro forma loss per common share for the nine month period ended September 30, 1998, giving effect to the acquisition of Jaws Alberta as at January 1, 1998 are $2,217,462 and $0.31 respectively (year ended December 31, 1998 - $3,083,685 and $0.42 respectively). Pro forma revenue does not differ from that recorded for the period to September 30, 1998, being $28,440, or for the period to December 31, 1998, being $29,068.
4.  TERM  DEPOSITS
The term deposits are on deposit with a Canadian Chartered Bank. These deposits have been pledged as security for certain corporate credit cards, and as such are not available for the Company's general use. These deposits earn interest at 2.95 percent per annum and mature May 9, 2000.

5.     FIXED  ASSETS
     SEPTEMBER  30,  1999


                                     ACCUMULATED     NET BOOK
                                        COST       DEPRECIATION    VALUE
                                    -------------
                                    $              $              $
                                    -------------  -------------  --------
Furniture and fixtures . . . . . .        261,184         29,978   231,206
----------------------------------  -------------  -------------  --------
Computer hardware. . . . . . . . .        122,815         27,769    95,046
Computer software for internal use         33,937          6,680    27,257
Leasehold improvements . . . . . .        162,360         17,865   144,495
                                          580,296         82,292   498,004
  DECEMBER 31,
                                             1998
                                    -------------
    ACCUMULATED. . . . . . . . . .  NET BOOK
  COST . . . . . . . . . . . . . .  DEPRECIATION   VALUE
----------------------------------
  $. . . . . . . . . . . . . . . .  $              $
Furniture and fixtures . . . . . .         31,758          6,482    25,276
----------------------------------  -------------  -------------  --------
Computer hardware. . . . . . . . .         47,371          5,534    41,837
Computer software for internal use         13,162          1,445    11,717
                                           92,291         13,461    78,830


6.     SHARE  CAPITAL
AUTHORIZED
95,000,000 common shares at $0.001 par value (increased from 20,000,000 April 8,
1999)
  5,000,000  preferred  shares  at  $0.001  par  value
COMMON  STOCK  ISSUED
During 1998, the 400,000 restricted common shares issued for services provided by two consultants in relation to the establishment of the capital structure of the Company. The shares were recorded at their estimated fair value of $200,000.
COMMON  STOCK  HELD  IN  ESCROW
Upon entering into the 10% convertible debenture agreement (see note 8) the Company placed 9,500,000 shares in escrow relating to the $2 million of financing. In addition, 1,071,429 shares and 357,143 shares were placed in escrow relating to the purchasers' and agent's warrants issued in relation to the 10% convertible debenture agreement.
OPTIONS

As at September 30, 1999, the Company has issued 2,360,600 options to purchase common stock to the Company's directors, officers and employees. Of the total issued, none have been exercised as at September 30, 1999. Details of the stock options outstanding at September 30, 1999 are as follows:


NUMBER OF OPTIONS  EXERCISE PRICE  EXPIRY DATE
-----------------  --------------  -------------------


          200,000            0.15    February 22, 2008
           50,000            0.23    June 30, 2008
           35,000            0.23    June 30, 2008
           31,000            0.33    June 30, 2008
          143,000            0.37    June 30, 2008
           22,000            0.40    June 30, 2008
          400,000            0.48    August 1, 2000
          706,500            0.48    June 30, 2008
           82,500            0.58    June 30, 2008
           71,000            0.62    June 30, 2008
           10,000            0.65    June 30, 2008
           36,000            0.69    June 30, 2008
           20,000            0.71    June 30, 2008
           62,000            0.73    June 30, 2008
           43,500            0.75    June 30, 2008
           75,000            0.77    June 30, 2008
            5,000            0.81    June 30, 2008
           47,500            0.82    June 30, 2008
          250,000            0.87    June 30, 2008
            5,600            0.98    June 30, 2008
           65,000            2.44    June 30, 2008
        2,360,600
-----------------


The fair value of each option granted to date is estimated on the date of grant using the Black Scholes option-pricing model with the following assumptions: expected volatility of 167%, risk-free interest rate of 4.87%; no payment of common share dividends; and expected life of 10 years. Had compensation cost for these plans been determined based upon the fair value at grant date, consistent with the methodology prescribed in Statement of Financial Accounting Standards No. 123, "accounting for Stock-Based compensation," the Company's loss and loss per common share for the nine month period ended September 30, 1999 would have been $4,220,310 and $0.33 respectively (year ended December 31, 1998:
$3,324,618  and  $0.45  respectively).
During 1998, the Company had entered into a Put Option agreement with an investor which allowed the Company to require the investor to purchase up to 25,000,000 shares of the common stock of the Company. In addition, the investor was to be granted warrants to purchase up to 3,000,000 shares of common stock. On April 26, 1999, the Company and the investor agreed to cancel the agreement in exchange for warrants to the investor to purchase up to 1,000,000 shares of common stock at an exercise price of $0.70 per share. The warrants expire April 15, 2002.
On June 21, 1999, the Company issued 834,000 share purchase warrants, which entitle the holder to purchase 834,000 common shares at $2.25 per share until June 20, 2001. On August 26, 1999 the Company issued 141,000 common shares at $1.34 per common share in settlement of a trade payable.
7.     RELATED  PARTY  TRANSACTIONS

Amounts  due  to  related  parties  consist  of  the  following  amounts:

                   SEPTEMBER 30,     DECEMBER 31,     DECEMBER 31,

                                 1999      1998     1997
  $                               $         $
-----------------------------  --------
DUE FROM RELATED PARTIES
Futurelink Corp.. . . . . . .         -     9,073       -
Futurelink/Sysgold Ltd. . . .         -     4,045       -
                                      -    13,118       -

DUE TO RELATED PARTIES
Officers and stockholders . .    12,849    43,588       -
Futurelink Corp.. . . . . . .    18,602    32,175       -
Willson Stationers Ltd. . . .     7,304     1,352       -
Directors . . . . . . . . . .   157,503   120,000       -
                                196,258   197,115       -

DUE TO STOCKHOLDERS
Bankton Financial Corporation         -    15,775       -
Cameron Chell . . . . . . . .     2,044     1,957       -
Hampton Park Ltd. . . . . . .         -    56,985       -
Other stockholder . . . . . .         -         -  78,159
                                  2,044    74,717  78,159


Effective July 31, 1999 the Company entered into an agreement with Pace Systems Group Inc., a related party (see note 17), whereby Pace assigned certain of its revenue contracts to the Company. During the period from July 31 to September 30, 1999 the Company earned $337,988 from these contracts, which is included in revenues on the accompanying financial statements. The Company also incurred sub-contracting costs in respect of these contracts, in the amount of $337,712 which is included in expenses in the accompanying financial statements. During the year ended December 31, 1998, the Company incurred $76,612 in fees associated with computer services provided by Futurelink Corp., an entity of which certain directors are also directors of the Company. There were $28,289 fees incurred during the period ended September 30, 1999. The Company provided sales to Futurelink Corp. during the period ended September 30, 1999 in the amount of $2,925 (December 31, 1998 - $9,073). The fees charged by and sales provided to Futurelink Corp. are recorded at their exchange amounts. During the year ended December 31, 1998, the Company provided services of $4,045 to Futurelink/Sysgold Ltd., an entity of which certain directors are also directors of the Company. This amount was included in due from related parties at December 31, 1998. These services are provided on normal commercial terms and conditions. No services were provided to Futurelink/Sysgold Ltd. during the period ended September 30, 1999.
Office and administration expenses for the nine month period ended September 30, 1999, include $11,858 (December 31, 1998 - $8,035) paid to Willson Stationers Ltd., an entity of which certain directors are also directors and officers of the Company. These transactions are recorded at their exchange amounts.
Consulting fees for the year ended December 31, 1998, include $198,168 to officers and stockholders of the Company for services provided.
Due to stockholders represents advances received by the Company. The amount due to Hampton Park Ltd., a company owned by a stockholder, bears interest at 8% per annum and has no set repayment terms. The remaining amounts due to stockholders do not carry interest and have no set repayment terms. All stockholders have indicated they do not intend to demand repayment within the next year. The Company entered into an agreement to lease premises from a stockholder. The lease began on November 1, 1998 and is for a five year term. The minimum rent is $9.42 per square foot per annum with 9,920 square feet of net rentable area. Additional rent is estimated at $4.03 per square foot of net rentable area per annum. The net rent expense recognized in the nine month period ended September 30, 1999 was $67,870 (year ended December 31, 1998 - $3,991).

8.     CONVERTIBLE  DEBENTURES
                                SEPTEMBER 30,     DECEMBER 31
                                        1999     1998

                                                                     $           $
                                                                -----------  ----------

PRINCIPAL
Net balance outstanding, beginning of period . . . . . . . . .     146,606           -
Funds advanced to date . . . . . . . . . . . . . . . . . . . .   1,100,000     420,000
Debentures converted during the period . . . . . . . . . . . .           -    (210,000)
                                                                 1,246,606     210,000

FINANCING FEES
Fees paid on funds advanced to date. . . . . . . . . . . . . .    (110,000)    (42,000)
Intrinsic value associated with equity component of debentures      33,329      11,760
Fees paid through issuance of warrants to agent. . . . . . . .    (341,538)    (85,714)
Intrinsic value associated with equity component of debentures     110,027      24,000
Amortization of financing fees to date . . . . . . . . . . . .      75,601       5,158
Financing fees associated with debentures converted to date. .           -      21,117
                                                                  (232,581)    (65,679)

INTEREST EXPENSE
Accrued interest expense . . . . . . . . . . . . . . . . . . .      77,323       2,285
NET BALANCE OUTSTANDING, END OF PERIOD . . . . . . . . . . . .   1,091,348     146,606


On September 25, 1998 the Company entered into an agreement to issue 10% convertible debentures in series of $200,000 up to a total of $2,000,000, subject to the Company meeting certain conditions, which mature on October 31, 2001. The holders have the right to convert the debentures in increments of at least $100,000, at a price equal to the lower of $0.28 and 78% of the average closing bid price of the Company's common stock for the three trading days immediately preceding the Notice of Conversion served on the Company. For the $500,000 of convertible debentures that were issued on January 26, 1999, $250,000 of debentures can be converted at a fixed price of $0.40 per common share and the remaining $250,000 can be converted into shares at a fixed rate of $0.28 per common share. The Company may prepay any or all of the outstanding principal amounts at any time, upon thirty days' notice, subject to the holders' right to convert into common shares. A financing fee of 10% is charged on the principal sum of each convertible debenture issued. Interest is payable on the maturity date. At the holders' election, interest can be settled in common stock of the Company based on market prices.
On April 16, 1999, the Company drew down an additional $600,000 of financing under the 10% convertible debenture agreement, which can be converted into common stock at a fixed price of $0.65 per common share.
On April 27, 1999, the debenture agreement was amended to include (among others) the following changes:
(i) the total amount available under the debenture agreement was increased from $2,000,000 to $5,000,000.
(ii) the financing fee applicable to the additional $3,000,000 available was set at 8% of the principal sum issued.
(iii) the balance of the financing not yet drawn, $3,480,000, has a fixed conversion price of $0.40 per share.
(iv) an additional 923,077 share purchase warrants were issued, which give the holder the right to purchase one common share for each warrant held, at a price of $0.65 per warrant.
Through September 30, 1999, the Company has issued convertible debentures totalling $1,520,000 of which $736,329 was recorded as contributed surplus with an offsetting amount charged as interest on long term debt. Of the debentures issued, $210,000 principal plus $3,798 interest was converted into 1,912,317 shares on November 30, 1998, based on a conversion price of $.1118 (being 78% of the average closing bid price of the Company's common stock for the three trading days preceding the Notice of Conversion). Interest totalling $79,608 has been accrued and included in the convertible debenture balance outstanding at September 30, 1999. These shares will be formally issued when the Company's SB-2 Registration Statement has been declared effective.
At the time of the initial funding on October 1, 1998, the Company issued 1,428,572 common share purchase warrants (357,143 to the agent and 1,071,429 to the ultimate subscriber of the issue). Each warrant gives the holder the right to purchase one common share of the Company at $0.28 until October 31, 2001. An amount of $342,857 has been included in contributed surplus as the estimated value attributed to these warrants as they were exercisable upon issuance. In addition, the warrants issued to the agent have been treated as a financing fee in the amount of $85,714. The value of these fees associated with the equity component of the 10% convertible debentures has been charged to contributed surplus in the amount of $24,000. The remaining balance is being amortized over the life of the 10% convertible debentures.
Through September 30, 1999 the Company has paid financing fees on the 10% convertible debentures totalling $152,000. The fees associated with the equity component of the 10% convertible debentures, being $45,089, have been charged to contributed surplus. The remaining amount, which has been recorded as a reduction of the debenture principal, is being amortized over the life of the 10% convertible debentures, unless the debentures are converted. If converted, the pro rata portion of the financing fees associated with the converted debentures is charged to capital in excess of par value. During 1998, $21,117 has been charged to capital in excess of par value relating to $210,000 of convertible debentures which were converted.
The  additional share purchase warrants issued on April 27, 1999 as described in
(iv) above have been recorded as contributed surplus at their estimated value of $341,538, as they were exercisable upon issuance. An offsetting amount of $110,027 attributable to the equity portion of the related debentures has been recorded as a charge against contributed surplus; the remainder has been charged as a discount to debt and is being amortized over the life of the debt. The Company is currently in the process of filing a form SB-2 Registration Statement qualifying the shares to be issued on conversion of the debentures with the Securities and Exchange Commission. Until such time as the common shares are registered, a charge of 0.986% per day will apply against the initial amount funded. Further, as registration did not occur within 120 days of initial funding, a charge of 0.1644% per day will apply for each day thereafter. The initial amount funded on October 1, 1998 was $200,000. An amount of $82,200 for the penalty of late filing of the Registration Statement, and has been included in accounts payable.
9.     LOSS  PER  SHARE
Loss per common share is loss for the period divided by the weighted average number of common shares outstanding. The effect on earnings per share of the exercise of options and warrants, and the conversion of the convertible debentures is anti-dilutive.
10.     INCOME  TAXES

The  income  tax  benefit  differs  from  the  amount  computed by applying the U.S. federal statutory  tax  rates  to  the  loss  before  income  taxes  for  the  following  reasons:
                  SEPTEMBER 30,     SEPTEMBER 30,     DECEMBER 31,     DECEMBER
                               1999     1998     1998     31, 1997

                                                $            $            $            $
                                           ------------  ----------  ------------  ---------

                                                  (34%)       (35%)         (34%)      (34%)

Income tax benefit at U.S. statutory rate   (1,305,306)   (773,522)   (1,045,938)   (46,530)
Increase (decrease) in taxes resulting
from:
Deferred tax asset valuation
allowance . . . . . . . . . . . . . . . .     1200,985     968,663     1,106,172     46,530
Non-deductible expenses . . . . . . . . .      338,887           -       128,162          -
Foreign tax rate differences. . . . . . .     (234,566)   (195,141)     (188,396)         -
Income tax benefit. . . . . . . . . . . .            -           -             -          -



For  financial  reporting  purposes,  loss  before  income  taxes  includes  the following  components:
          SEPTEMBER 30,     SEPTEMBER 30,     DECEMBER 31,     DECEMBER 31,
                           1999     1998     1998     1997

                      $             $             $            $
                 ------------  ------------  ------------  ----------

Pre-tax loss:
  United States   (1,740,449)     (258,650)   (1,302,313)   (136,854)
Foreign . . . .   (2,098,686)     (951,414)   (1,773,974)          -
                  (3,839,135)   (2,210,064)   (3,076,287)   (136,854)



Deferred  income  taxes  reflect  the  net  tax effects of temporary differences between  the  carrying amounts of assets and liabilities for financial reporting purposes  and  the  amounts used for income tax purposes.  The components of the
Company's  deferred  tax  assets  are  as  follows:
                   SEPTEMBER 30,     DECEMBER 31,     DECEMBER 31,
                                1999     1998     1997

                                             $             $            $
                                        ------------  ------------  ---------

Deferred tax assets (liabilities):
  Net operating loss
carryforwards. . . . . . . . . . . . .    1,884,932       697,768          -
Start-up costs . . . . . . . . . . . .       30,859        37,999     46,333
Depreciation . . . . . . . . . . . . .       36,075         6,201        197
   Debt issue costs. . . . . . . . . .       (3,776)        5,137          -
   Software costs. . . . . . . . . . .      405,597       405,597          -
Deferred tax assets net of liabilities    2,811,102     1,152,702     46,530
--------------------------------------  ------------  ------------  ---------
Valuation allowance. . . . . . . . . .   (2,811,102)   (1,152,702)   (46,530)
Net deferred tax assets. . . . . . . .            -             -          -


The Company has provided a valuation allowance for the full amount of deferred tax assets in light of its history of operating losses since its inception.

The Company has U.S. operating losses carried forward of $1,705,000 which expire as follows:

         $
      --------
2018   880,000
2019   825,000


The availability of these loss carryforwards to reduce future taxable income could be subject to limitations under the Internal Revenue Code of 1986, as amended. Certain ownership changes can significantly limit the utilization of net operating loss carryforwards in the period following the ownership change. The Company has not determined whether such changes have occurred and the effect such changes could have on its ability to carry forward all or some of the U.S. net operating losses.

The Company has non-capital losses carried forward for Canadian income tax purposes of $3,022,000. These losses expire as follows:

          $
2003      45,000
2004       7,000
2005     895,000
2006   2,075,000


11.     COMMITMENTS

The Company is committed to the following minimum lease payments under operating leases for premises and equipment:

                      $
Remainder of 1999   28,236
                      2000  112,943
                      2001   94,932
                      2002   94,641
                      2003   78,867


12.     CAPITAL  LEASE  OBLIGATIONS  PAYABLE

The future minimum lease payments at September 30, 1999 under capital leases are as follows:



Remainder of 1999. . . . . . . . . . . . . . . . .    7,965
                                                       2000   22,344
                                                       2001   22,344
                                                       2002   21,486
                                                       2003   20,627
                                                       2004   11,868
Total future minimum lease payments. . . . . . . .  106,634
Less: imputed interest . . . . . . . . . . . . . .  (25,526)
Balance of obligations under capital leases. . . .   81,108
--------------------------------------------------  --------
Less: current portion included in accounts payable
and accrued liabilities. . . . . . . . . . . . . .  (14,119)
Long term obligation under capital leases. . . . .   66,989



13.     NET  CHANGE  IN  NON-CASH  WORKING  CAPITAL
          SEPTEMBER 30,     SEPTEMBER 30,     DECEMBER 31,     DECEMBER 31,

                                  1999       1998      1998      1997
                               ----------
  $ . . . . . . . . . . . . .  $
-----------------------------  ----------

Accounts receivable . . . . .   (413,895)  (20,088)    (7,243)       -
Due from related parties. . .     13,118         -    (13,118)       -
Prepaid expenses and deposits     53,628   (19,612)  (132,956)  (7,500)
Accounts payable and accrued
liabilities . . . . . . . . .    469,347   404,110    395,624    2,976
Due to related parties. . . .       (857)        -    197,115        -
Change relating to operating
activities. . . . . . . . . .    121,341   364,410    439,422   25,476


14.     SEGMENTED  INFORMATION
The Company's activities are conducted in one operating segment with all activities relating to the development and sale of encryption software. These activities are planned to be carried out in Canada and the United States. To date, all the activities have occurred in Canada.
15.      FINANCIAL  INSTRUMENTS
Financial instruments comprising cash, accounts receivable, amounts due from related parties, deposits, accounts payable and accrued liabilities, amounts due to related parties, capital lease obligations, and amounts due to stockholders approximate their fair value. It is management's opinion that the Company is not exposed to significant currency or credit risks arising from these financial instruments.
The estimated fair value as at September 30, 1999 of the 10% convertible debentures is $864,934 (December 31, 1998 - $189,000). This is based on the estimated present value of the principal and interest of the debenture. The Company is subject to cash flow risk to the extent of the fixed 10% simple interest rate being charged on the convertible debentures. The effective annual interest rate realized by the Company, exclusive of the amounts relating to the conversion feature of the 10% convertible debentures and the warrants, was 10% (December 31, 1998 - 10%).
16.     RECENT  PRONOUNCEMENTS
In June, 1998, the FASB issued SFAS No. 133, "Accounting for Derivatives and Hedging Activities", which will be effective for fiscal years beginning after June 15, 2000. The Company does not acquire derivatives or engage in hedging activities.
17.     SUBSEQUENT  EVENTS
a) Effective on November 3, 1999, the Company acquired all of the outstanding common shares of Pace Systems Group Inc. ("Pace"). As consideration for this purchase, the Company will issue 1,731,932 common shares, valued at $1.70 per share, representing total consideration of $2,944,284.
b) On November 2, 1999 the Company entered into a pre-acquisition agreement with Offsite Data Services Ltd. (Offsite), a company incorporated in the Province of Alberta and listed on the Alberta Stock Exchange, whereby the companies have agreed to combine their business interests through an offer by the Company to purchase all of the outstanding shares of Offsite. The offer is expected to be mailed before November 30, 1999.

                             JAWS TECHNOLOGIES, INC.
                             FINANCIAL DATA SCHEDULE


     This schedule contains summary financial information extracted from the financial statements as of and for the six months ended September 30, 1999.  You should read the financial  statements  in  their  entirety  for  a  full  explanation  of this summary financial  information.  (In  thousands,  except  EPS.)




ITEM NUMBER .  ITEM DESCRIPTION                                           AMOUNT
-------------  ---------------------------------------------------------  ------------

5-02(1) . . .  Cash and cash items.                                       $   664,428
5-02(2) . . .  Marketable securities                                           27,000
5-02(3)(a)(1)  Notes and interest receivable-trade accts                      421,138
5-02(4) . . .  Allowances for doubtful accounts                                     0
5-02(6) . . .  Inventory                                                            0
5-02(9) . . .  Total current assets                                         1,199,394
5-02(13). . .  Property, plant and equipment                                  580,296
5-02(14). . .  Accumulated depreciation                                        82,292
5-02(18). . .  Total assets                                                 1,697,398
5-02(21). . .  Total current liabilities                                    1,110,368
5-02(22). . .  Bonds, mortgages and similar debt                            1,091,348
5-02(28). . .  Preferred stock-mandatory redemption                                 0
5-02(29). . .  Preferred stock-no mandatory redemption                              0
5-02(30). . .  Common stock                                                    15,114
5-02(31). . .  Other stockholder's equity                                    (586,421)
5-02(32). . .  Total liabilities and stockholder's equity                   1,697,398
5-03(b)1(a) .  Net sales tangible products                                    372,630
5-03(b)1. . .  Total revenues                                                 372,630
5-03(b)2(a) .  Cost of tangible goods sold                                          0
5-03(b)2. . .  Total costs and expenses applicable to sales and revenues      337,712
5-03(b)3. . .  Other costs expenses                                         2,959,140
5-03(b)5. . .  Provision for doubtful accounts and notes                            0
5-03(b)(8). .  Interest and amortization of debt discount                    7914,913
5-03(b)(10) .  Income before taxes and other items                         (3,839,135)
5-03(b)(11) .  Income tax expense                                                   0
5-03(b)(14) .  Income/loss continuing operations                           (3,839,135)
5-03(b)(15) .  Discontinued operations                                              0
5-03(b)(17) .  Extraordinary items                                                  0
5-03(b)(18) .  Cumulative effect-changes in accounting principles                   0
5-03(b)(19) .  Net income or loss                                          (3,839,135)
5-03(b)(20) .  Earnings per share-primary                                       (0.30)
5-03(b)(20) .  Earnings per share-fully diluted                           N/A


                             JAWS TECHNOLOGIES INC.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                          (All amounts stated in $U.S.)



                               [GRAPHIC  OMITED]




                               [GRAPHIC  OMITED]



See accompanying notes to the unaudited pro forma consolidated financial statements.

                             JAWS TECHNOLOGIES INC.
              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                          (All amounts stated in $U.S.)


                               [GRAPHIC  OMITED]




                               [GRAPHIC  OMITED]




See accompanying notes to the unaudited pro forma consolidated financial statements

1. The accompanying unaudited pro forma consolidated financial statements have been prepared by management from the unaudited financial statements as at September 30, 1999 and for the nine month period then ended of Jaws Technologies, Inc. (a Nevada corporation) ("Jaws") and Pace Systems Group Inc. ("Pace"), and Offsite Data Services Ltd. ("Offsite), together with other information available to the companies. In the opinion of the management of Jaws, these unaudited pro forma consolidated financial statements include all adjustments necessary for fair presentation in accordance with generally accepted accounting principles in the United States. These pro forma consolidated financial statements may not be indicative of the financial position or the results of operations that actually would have occurred if the events reflected therein had been in effect on the dates indicated nor of the financial position or the results of operations which may be obtained in the future.
     These unaudited pro forma consolidated financial statements should be read in conjunction with the audited and unaudited financial statements of the companies included elsewhere in this Form 8K Amendment #1.
2. The pro forma consolidated balance sheet as at September 30, 1999 gives effect to the following assumptions and transactions outlined in the Circular as if the effective dates of those transactions were September 30, 1999:
2.1 The acquisition of all of the outstanding common shares of Pace in exchange for 1,385,546 common shares of Jaws valued at $2,355,428. Additional contingent consideration payable on the acquisition of Pace has not been reflected in the pro forma consolidated capitalization as the outcome of the contingency cannot be reasonably determined at this time. The additional consideration, which will be recorded as additional common share capital if and when it becomes payable, is based upon the achievement of certain performance and revenue targets over the twenty-four months following the close date. The maximum additional consideration related to the Pace acquisition, assuming all the performance and revenue targets established in the applicable share purchase agreement are met would result in the issuance of an additional 346,386 common shares of Jaws.
The acquisition has been accounted for in these pro forma financial statements using the purchase method. The aggregate purchase price of $2,455,428 has been allocated to the net assets acquired based on their estimated fair values, as follows:
                              Purchase Price Allocation

     $
Net  liabilities  acquired     (54,452)
                               --------
Goodwill     2,509,880
Purchase  price     2,455,428
Consideration:
Common  shares  of  Jaws     2,355,428
Acquisition  costs     100,000
Total     2,455,428
          ---------

2.2 The acquisition of all of the outstanding common shares of Offsite (including common shares of Offsite issuable on the exercise of all of the outstanding Offsite A warrants) for 4,874,822 exchangeable shares of Jaws with an ascribed value of $13,113,271.
Pursuant to this Offer, Jaws issued 2,318,550 warrants in exchange for the outstanding Offsite warrants. 1,818,550 of these warrants entitle the holder thereof to acquire .3524 of a Jaws common share upon payment of Cdn $0.40 up to March 15, 2000; the remaining 500,000 warrants entitle the holder to acquire
 .3524 of a Jaws common share for prices ranging from Cdn $0.50 to Cdn $0.55 up to September 29, 2001.
Pursuant to this Offer, 910,584 stock options of Offsite for stock options of Jaws, which entitle the holder of each to purchase .3524 of an exchangeable share of Jaws, at a price of Cdn$0.25 which expire on March 15, 2004. The acquisition has been accounted for in these pro forma consolidated financial statements using the purchase method. The aggregate purchase price of $13,363,271 has been allocated to the net assets acquired based on their estimated fair values, as follows:

                              Purchase Price Allocation
     $
     -
Net  assets  acquired     313,041
                          -------
Goodwill     13,050,230
Purchase  price     13,363,271
Consideration:
Common  shares  of  Jaws     13,113,271
Acquisition  costs     250,000
Total  consideration     13,363,271
3. The pro forma consolidated statement of income for the nine month period ended September 30, 1999 gives effect to the acquisitions by Jaws as described in 2.1 and 2.2 above as if the transactions had occurred January 1, 1999. The following adjustments are reflected:
3.1 The amortization of goodwill attributable to the allocation of the purchase price of Pace in excess of the carrying value of the net assets acquired (see 2.1 and 2.2 above) calculated on a straight-line basis over a period of three years.
3.2 The amortization of goodwill attributable to the allocation of the purchase price of Offsite in excess of the carrying value of the net assets acquired, (see 2.3 and 2.4 above) calculated on a straight-line basis over a period of three years.

4. Effective on November 1, 1999 Jaws entered into a debenture amendment and settlement agreement (the "Agreement") with Thomson Kernaghan & Co. Limited ("Thomson Kernaghan"), which resulted in the settlement of all outstanding obligations of the convertible debentures and related warrants, and the issuance by Jaws of common shares to Thomson Kernaghan on November 23, 1999. The pro forma consolidated balance sheet as at September 30, 1999 gives effect to the following assumptions and transactions as if the effective date of the Agreement was September 30, 1999:
4.1 Issuance of 7,307,892 common shares relating to the conversion of all the outstanding debentures, the exchange of certain warrants for shares, and the exercise of certain warrants for cash, resulting in a reduction on convertible debenture of $1,091,348 an increase to share capital in the amount of $1,910,551, an increase to cash in the amount of $400,000, and an increase to the deficit in the amount of $331,003, representing the reduction of unamortized financing fees and related interest and penalty amounts, and a reduction to accounts payable of $88,200 for penalties accrued.
     The pro forma consolidated income statement for the nine month period ended September 30, 1999 gives effect to the following assumptions and transactions as if the effective date of the Agreement was January 1, 1999:
4.2 Interest expense of $833,115 and amortization of deferred financing fees of $75,601 relating to the convertible debentures would not have been incurred.
5. The amounts shown in these pro forma consolidated financial statements for Pace and for Offsite have been translated into United States dollars from Canadian dollars at the period end rate for the balance sheet and the period average rate for the income statement.